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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 10, 2011, relating to the consolidated financial statements of Heritage Oaks Bancorp appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California November 19, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM